EXHIBIT 99.1

Lincoln Financial Group Creates New Management Position
to Sharpen Focus on Long-Term Strategy and Investments

Frederick J. Crawford to Assume Role upon Completion of Search for New CFO

PHILADELPHIA, March 16, 2010 – Lincoln Financial Group (NYSE: LNC) today announced that it is creating a new senior management role with a focus on long-term strategic planning, corporate development and investments. Frederick J. Crawford, Executive Vice President and Chief Financial Officer, will transition to the newly created position of Executive Vice President, Corporate Development and Investments. Crawford will remain in his current position until a successor is named.

In his new position, Crawford will continue to report to President and CEO Dennis R. Glass. His responsibilities will include Corporate Development, Mergers and Acquisitions, General Account Management, Commercial Real Estate, Corporate Investments and a more active role with Government Affairs. He will remain a member of the Senior Management Committee, Investment Committee, and Enterprise Risk Committee.

“Lincoln has emerged from the financial crisis with a strong and resilient franchise and a solid balance sheet,” said Glass. “Looking forward, the pace of structural and regulatory change in our industry and the capital markets is likely to accelerate, and companies that anticipate and address these changes will be the winners. In this environment, we believe a sharper focus on long-term strategy and investments will be important. We are fortunate that this is also the right time in his career for Fred to take on new responsibilities and challenges, and we believe his experience and skill set are a good fit for this new role.”

Crawford said, “With the company on sound financial footing, I look forward to diving deeper into the strategic issues facing our business, leveraging my years of experience as CFO to help Lincoln capitalize on growth opportunities in the marketplace, and providing greater focus on our general account investment strategy.”

Lincoln has engaged Spencer Stuart to assist in the CFO search, which will evaluate both internal and external candidates.

About Lincoln Financial Group
Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in the Philadelphia region, the companies of Lincoln Financial Group had assets under management of $141 billion as of December 31, 2009. Through its affiliated companies, Lincoln Financial Group offers: annuities; life, group life and disability insurance; 401(k) and 403(b) plans; savings plans; and comprehensive financial planning and advisory services. For more information, including a copy of our most recent SEC reports containing our balance sheets, please visit www.LincolnFinancial.com.

###

Contacts:	Jim Sjoreen	Laurel O’Brien
	484 583-1420	484 583-1735
	Investor Relations	Media Relations
	investorrelations@LFG.com	mediarelations@LFG.com

Forward-looking Statements — Cautionary Language
Certain statements made in this document are “forward-looking statements.” Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others, deterioration in general economic or business conditions; credit market illiquidity; lowering of one or more of Lincoln’s debt ratings issued by nationally recognized statistical rating organizations; lowering of one or more of the insurer financial strength ratings of Lincoln’s insurance subsidiaries; legislative and regulatory changes and proceedings; changes in interest rates; sudden or prolonged declines in the equity markets; and deviation in actual experience regarding future persistency, mortality, morbidity, interest rates, or equity market returns from Lincoln’s assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income. The risks included here are not exhaustive. Lincoln’s annual report on Form 10-K for the year ended December 31, 2009, quarterly reports on Form 10-Q, current reports on Form 8-K, and other documents filed with the SEC include additional factors which could impact Lincoln’s business and financial performance.